Exhibit 99.1

SQUARESPACE RELEASES FINANCIAL OUTLOOK FOR SECOND QUARTER

AND FISCAL YEAR 2021

NEW YORK, May 10, 2021 — (PRNewswire) — Squarespace, Inc. (the “Company”), the all-in-one website building and ecommerce platform that enables millions to build a brand and transact with their customers in an impactful and beautiful online presence, today issued guidance for its second quarter ending June 30, 2021 and for the full year ending December 31, 2021.

Financial Outlook

For the second quarter of fiscal year 2021, the Company currently expects:

●	Revenue of $186 million to $189 million, representing year-over-year growth of 24% to 26%.
●	Non-GAAP unlevered free cash flow (uFCF) of $10 million to $13 million. This is the result of:
○	Cash flow from operating activities of $10.6 million to $14.0 million (which includes approximately $32 million of one-time expenses related to the Company’s direct listing) minus
○	Capital expenditures, expected in the range of $2.6 million to $3.2 million; plus
○	Cash paid for interest expense net of associated tax benefit, expected in the range of $2.0 million to $2.2 million.

For the full fiscal year 2021, the Company currently expects:

●	Revenue of $764 million to $776 million, representing year-over-year growth of 23% to 25%.
●	Non-GAAP unlevered free cash flow (uFCF) of $100 million to $115 million. This is the result of:
○	Cash flow from operating activities of $111.0 million to $128.8 million (which includes approximately $35 million of one-time expenses related to the Company’s direct listing) minus
○	Capital expenditures, expected in the range of $19.4 million to $23.7 million; plus
○	Cash paid for interest expense net of associated tax benefit, expected in the range of $8.4 million to $9.9 million.

“After a strong first quarter 2021, we expect to see continued momentum in the business in the second quarter and for the remainder of the year. We believe that a beautiful and impactful online presence, and supporting entrepreneurs and creators with the ability to transact online, will help drive more unique subscriptions to our platform throughout 2021. Further, we believe the recent additions of new products will allow us to develop deeper relationships with our customers as they find more value in our all-in-one solution. Finally, we are excited about our recent acquisition of Tock, which provides us with the ability to better address the large hospitality opportunity by enabling restaurants to adapt and grow with new ways of transacting directly with their customers,” said Marcela Martin, CFO of Squarespace.

Squarespace’s revenue in Q1 grew 31% versus the prior year. Squarespace derives revenue from monthly and annual subscriptions and non-subscription services. Subscription revenue accounted for 94% of its total revenue in the three months ended March 31, 2021. Revenue is further categorized as either Presence or Commerce depending on the nature of the service provided to the customer. Presence revenue primarily consists of fixed-fee subscriptions to the Company’s plans that offer core platform functionalities. Additionally, presence revenue consists of fixed-fee subscriptions to third-party software solutions, fixed-fee subscriptions to social media stories, and domain managed services. Presence revenue of approximately $133 million grew approximately 20% in three months ended March 31, 2021 versus the prior year. Commerce revenue primarily consists of fixed-fee subscriptions to the Company’s commerce plans, non-subscription revenue derived from revenue share arrangements with commerce partners, and transaction fees earned on sales made through customers’ sites. Commerce revenue of approximately $47 million grew approximately 78% in the three months ended March 31, 2021 versus the prior year.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s future operating results and financial position, including for its second fiscal quarter ended June 30, 2021 and its fiscal year ended December 31, 2021. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: the Company’s ability to attract and retain customers and expand their use of its platform; the Company’s ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its solutions; the Company’s ability to compete successfully against current and future competitors; the impact of the COVID-19 pandemic on the Company; the Company’s ability to protect or promote its brand; the Company’s ability to generate new customers through its marketing and selling activities; the Company’s ability to hire, integrate and retain its personnel; the reliability, security and performance of the Company’s software; the Company’s ability to adapt to changes to technologies used in its platform or new versions or upgrades of operating systems and internet browsers; the Company’s compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; and risks associated with international sales and the use of the Company’s platform in various countries. It is not possible for the Company’s management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties, and assumptions, the Company’s actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in the Company’s filings with the Securities and Exchange Commission (“SEC”) including its Form S-1/A filed on May 3, 2021 with the SEC. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Definition of Unique Subscriptions

Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions and Unfold (social) subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold. The total number of unique subscriptions is a key indicator of the scale of the Company’s business and is a critical factor in its ability to increase its revenue base.

Non-GAAP Financial Metric

Unlevered free cash flow is a supplemental liquidity measure that the Company’s management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to the Company’s direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit. Unlevered free cash flow is not prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and has important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.

About Squarespace

Squarespace is a leading all-in-one website building and ecommerce platform that enables millions to build a brand and transact with their customers in an impactful and beautiful online presence. Our suite of products enables anyone at any stage of their journey to manage their projects and businesses through websites, domains, ecommerce, marketing tools, and scheduling, along with tools for managing a social media presence with Unfold and hospitality business management via Tock. Squarespace democratizes access to best-in-class design, helping our customers in approximately 180 countries maintain consistent branding across all digital touchpoints to stand out online. Our team of more than 1,200 is headquartered in downtown New York City, with offices in Dublin, Ireland, Portland, Oregon, and Los Angeles, California.

Contacts

Investor Relations

investors@squarespace.com

Media

Amanda Cowie

press@squarespace.com